Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-219440) on Form S-8 of British American Tobacco p.l.c. of our report dated June 23, 2021, with respect to the financial statements of RAI 401k Savings Plan.

/s/ KPMG LLP

Greensboro, North Carolina
June 23, 2022